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                                                                    EXHIBIT 4(i)







                                                   CONFORMED COPY

                             Dated November 14, 1997





                              THE GILLETTE COMPANY

                                U.S.$300,000,000

                                6 per cent. Notes
                             Due November 14, 2000







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                            FISCAL AGENCY AGREEMENT
                     -------------------------------------




                                 ALLEN & OVERY
                                    New York
                            K:\17928\00386\0003B.DOC




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                              THE GILLETTE COMPANY

                                U.S.$300,000,000
                                6 PER CENT. NOTES
                             DUE NOVEMBER 14, 2000

                             FISCAL AGENCY AGREEMENT

This AGREEMENT is dated November 14, 1997 and made BETWEEN:

(1) THE GILLETTE COMPANY, having its office at Prudential Tower Building, Boston, Massachusetts 02199 (hereinafter referred to as "GILLETTE" or the "COMPANY");

(2) MORGAN GUARANTY TRUST COMPANY OF NEW YORK, LONDON OFFICE having its office at 60 Victoria Embankment, London EC4Y 0JP (hereinafter referred to as the "FISCAL AGENT"); and

(3) BANQUE PARIBAS LUXEMBOURG having its office at 10A Boulevard Royal, L-2093 Luxembourg (hereinafter referred to, together with the Fiscal Agent and with any additional or successor paying agents which may be appointed pursuant to Clause 20, as the "PAYING AGENTS").

WHEREAS:

(A) Gillette, pursuant to an authorisation by its board of directors on September 18, 1997 has agreed to issue 6 per cent. Notes Due November 14, 2000 (the "NOTES") having an aggregate principal amount of U.S.$300,000,000.

(B) The Notes will be issued in bearer form in the denomination of U.S$1,000, U.S. $10,000 and U.S. $100,000 each with interest coupons (the "COUPONS") attached.

(c) The Notes will be initially represented by a temporary global Note without interest coupons (the "TEMPORARY GLOBAL NOTE") in or substantially in the form of Schedule 2 this Agreement which shall, following authentication by or on behalf of the Fiscal Agent, be delivered (outside the United States or its possessions) to a common depositary for Cedel Bank, societe anonyme ("CEDEL BANK") and Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("EUROCLEAR"). The Temporary Global Note will be exchangeable for definitive Notes not earlier than 40 days after November 14, 1997 (the "EXCHANGE DATE").

(D) The definitive Notes and Coupons for which the Temporary Global Note will be exchanged (subject to its provisions) will be in, or substantially in, the respective forms set out in Parts A and B of Schedule 1. The conditions of the Notes (the "CONDITIONS") will be in, or substantially in, the form set out in Part C of Schedule 1 this Agreement.

NOW IT IS HEREBY AGREED as follows:



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1.   INTERPRETATION

(1) Words and expressions defined in the Conditions and not otherwise defined in this Agreement shall have the same meanings when used in this Agreement.

(2) References in this Agreement to principal and/or interest shall include any Additional Amounts payable pursuant to Condition 5.

2.   UNDERTAKINGS OF AGENTS

     The Fiscal Agent undertakes to act as Fiscal Agent and the Paying Agents undertake to act as Paying Agent for Gillette with respect to the Notes and to perform the functions respectively expressed to be performed by them in, and otherwise comply with, the Conditions and the provisions of this Agreement and, in connection therewith, shall take all such action as may be incidental thereto.

3.   AUTHENTICATION AND DELIVERY OF NOTES

(1) Gillette undertakes that it will deliver (outside the United States or its possessions) to, or to the order of, the Fiscal Agent, not later than the Exchange Date, definitive Notes (with Coupons attached) in an aggregate principal amount of U.S$300,000,000 or such lesser amount as is the principal amount of Notes represented by the Temporary Global Note in order to enable the exchange of the Temporary Global Note for definitive Notes in accordance with its terms. Each definitive Note and Coupon so delivered shall be duly executed on behalf of Gillette.

(2) Gillette authorises and instructs the Fiscal Agent to authenticate the Temporary Global Note and the definitive Notes delivered pursuant to subclause (1).

(3) Gillette authorises and instructs the Fiscal Agent to cause interests in the Temporary Global Note to be exchanged for definitive Notes in accordance with its terms. Following the exchange of the last interest in the Temporary Global Note, the Fiscal Agent shall cause the Temporary Global Note to be cancelled and delivered to Gillette or as it may direct.

(4) The Fiscal Agent shall cause all Notes delivered to and held by it under this Agreement to be maintained in safe custody and shall ensure that interests in the Temporary Global Note are issued only in accordance with the terms of the Temporary Global Note and this Agreement.

(5) So long as any of the Notes is outstanding the Fiscal Agent shall, within seven days of any request by Gillette, certify to Gillette the number of definitive Notes held by it under this Agreement.

4.   PAYMENT TO THE FISCAL AGENT

(1) Gillette will, not later than 10.00 a.m. (New York City time) on each date on which any payment of principal and/or interest in respect of any of the Notes becomes due and payable in accordance with the Conditions, transfer to an account specified by the Fiscal Agent such amount of U.S.



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     dollars as shall be sufficient for the purposes of the payment of principal and/or interest in same day funds.

(2) Gillette shall ensure that, not later than two Business Days preceding the date on which any payment is to be made to the Fiscal Agent pursuant to subclause (1), the Fiscal Agent shall receive a copy of a payment instruction to the bank through which the payment is to be made. For the purposes of this subclause (2), "BUSINESS DAY" means a day on which banks are open for business in London and New York City.

5.   NOTIFICATION OF NON-PAYMENT BY GILLETTE

     The Fiscal Agent shall notify by telex or facsimile each of the other Paying Agents forthwith:

     (a) if it has not by the relevant date specified in clause 4(1) received unconditionally the full amount in U.S. dollars required for the payment; and

     (b) if it receives unconditionally the full amount of any sum due in respect of the Notes or Coupons after such date.

     The Fiscal Agent shall, at the expense of Gillette, forthwith upon receipt of any amount as described in subparagraph (b), cause notice of that receipt to be published under Condition 10.

6.   DUTIES OF THE PAYING AGENTS

(1) Subject to the payments to the Fiscal Agent provided for by clause 4 being duly made, the Paying Agents shall act as paying agents of Gillette in respect of the Notes and pay or cause to be paid on behalf of Gillette, on and after each date on which any payment becomes due and payable, the amounts of principal and/or interest then payable on surrender or, in the case of the Temporary Global Note, endorsement, of Notes or Coupons under the Conditions and this Agreement. If any payment provided for by clause 4 is made late but otherwise under the terms of this Agreement the Paying Agents shall nevertheless act as paying agents.

(2) If default is made by Gillette in respect of any payment, unless and until the full amount of the payment has been made under the terms of this Agreement (except as to the time of making the same) or other arrangements satisfactory to the Fiscal Agent have been made, neither the Fiscal Agent nor any of the other Paying Agents shall be bound to act as paying agents.

(3) If on presentation of a Notes or Coupon the amount payable in respect of the Notes or Coupon is not paid in full (otherwise than as a result of withholding or deduction for or on account of any present or future tax, assessment or governmental charge as permitted by the Conditions) the Paying Agent to whom the Notes or Coupon is presented shall procure that the Notes or Coupon is enfaced with a memorandum of the amount paid and the date of payment.

7.   REIMBURSEMENT OF THE PAYING AGENTS

     The Fiscal Agent shall charge the account referred to in clause 4 for all payments made by it under this Agreement and will credit or transfer to the respective accounts of the other Paying Agents the


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     amount of all payments made by them under the Conditions. immediately upon notification from them, subject in each case to any applicable laws or regulations.

8.   NOTICE OF ANY WITHHOLDING OR DEDUCTION OR PAYMENT OF ADDITIONAL AMOUNTS

     If Gillette is, in respect of any payment in respect of the Notes, compelled to withhold or deduct any amount for or on account of any present or future tax, assessment or governmental charge or to pay any Additional Amount as contemplated by Condition 5, Gillette shall give notice to the Fiscal Agent as soon as reasonably practicable after it becomes aware of the requirement to make the withholding or deduction or to pay any Additional Amount and shall give to the Fiscal Agent such information as the Fiscal Agent shall require to enable it to comply with the requirement.

9.   DUTIES OF THE FISCAL AGENT IN CONNECTION WITH REDEMPTION FOR TAXATION
     REASONS

     If Gillette decides to redeem all the Notes for the time being outstanding under Condition 4, it shall give notice of the decision to the Fiscal Agent at least 15 days before notice is to be given to Noteholders of the relevant redemption date, unless shorter notice is acceptable to the Fiscal Agent.

10.  PUBLICATION OF NOTICES

     On behalf of and at the request and expense of Gillette, the Fiscal Agent shall cause to be published ALL notices required to be given by Gillette under the Conditions.

11.  CANCELLATION OF NOTES AND COUPONS

(1) All Notes which are surrendered in connection with redemption (together with all unmatured Coupons attached to or delivered with Notes) and all Coupons which are paid shall be cancelled by the Paying Agent to which they are surrendered. Each of the Paying Agents shall give to the Fiscal Agent details of all payments made by it and shall deliver all cancelled Notes and Coupons to the Fiscal Agent (or as the Fiscal Agent may specify). Where Notes are purchased by or on behalf of Gillette, Gillette may procure that the Notes (together with all unmatured Coupons appertaining to the Notes) are cancelled and delivered to the Fiscal Agent or its authorised agent.

(2) The Fiscal Agent or its authorised agent shall (unless otherwise instructed by Gillette in writing) destroy all cancelled Notes and Coupons and furnish Gillette with a certificate of destruction containing written particulars of the serial numbers of the Notes and the number by maturity date of Coupons so destroyed.

12.  ISSUE OF REPLACEMENT NOTES AND COUPONS

(1) Gillette shall cause a sufficient quantity of additional forms of Notes and Coupons to be available, upon request, to the Paying Agent in Luxembourg (the "REPLACEMENT AGENT") at its specified office for the purpose of issuing replacement Notes or Coupons as provided below.



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(2)  The Replacement Agent shall, subject to the following provisions of this clause, cause to be authenticated (in the case only of replacement Notes) and delivered any replacement Notes or Coupons which Gillette may determine to issue in place of Notes or Coupons which have been lost, stolen, mutilated, defaced or destroyed.

(3) In the case of a mutilated or defaced Notes, the Replacement Agent shall ensure that (unless otherwise covered by such indemnity as Gillette and the Replacement Agent may require) any replacement Notes only has attached to it Coupons corresponding to those attached to the mutilated or defaced Notes which is presented for replacement.

(4) The Replacement Agent shall obtain verification, in the case of an allegedly lost, stolen or destroyed Notes or Coupon in respect of which the serial number is known, that the Notes or Coupon has not previously been redeemed or paid. The Replacement Agent shall not issue a replacement Notes or Coupon unless and until the applicant has:

     (a) paid such expenses and costs as may be recurred in connection with the replacement;

     (b) furnished it with such evidence and indemnity as Gillette and the Replacement Agent may reasonably require; and

     (c) in the case of a mutilated or defaced Notes or Coupon, surrendered it to the Replacement Agent.

(5) The Replacement Agent shall cancel mutilated or defaced Notes or Coupons in respect of which replacement Notes or Coupons have been issued pursuant to this clause and all Notes which are so cancelled shall be delivered by the Replacement Agent to the Fiscal Agent (or as it may specify). The Fiscal Agent shall furnish Gillette with a certificate stating the serial numbers of the Notes or Coupons received by it and cancelled pursuant to this clause and shall, unless otherwise requested by Gillette, destroy all those Notes and Coupons and furnish Gillette with a destruction certificate containing the information specified in clause 11(2).

(6) The Replacement Agent shall, on issuing any replacement Notes or Coupon, forthwith inform Gillette and the other Paying Agents of the serial number of the replacement Notes or Coupon issued and (if known) of the serial number of the Notes or Coupon in place of which the replacement Notes or Coupon has been issued. Whenever replacement Coupons are issued under this clause, the Fiscal Agent shall also notify the other Paying Agents of the maturity dates of the lost, stolen, mutilated, defaced or destroyed Coupons and of the replacement Coupons issued.

(7) Whenever a Notes or Coupon for which a replacement Notes or Coupon has been issued and the serial number of which is known is presented to a Paying Agent for payment, the relevant Paying Agent shall immediately send notice to Gillette and the Fiscal Agent.

13.  RECORDS AND CERTIFICATES

(1) The Fiscal Agent shall keep a full and complete record of all Notes and Coupons (other than serial numbers of Coupons) and of their redemption and/or purchase by or on behalf of Gillette, cancellation or payment (as the case may be) and of all replacement Notes or Coupons issued in


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     substitution for lost, stolen, mutilated, defaced or destroyed Notes or
     Coupons. The Fiscal Agent shall at all reasonable times make the records available to Gillette.

(2) The Fiscal Agent shall give to Gillette, as soon as possible and in any event within four months after the date of redemption, purchase, payment or replacement of a Note or Coupon (as the case may be), a certificate stating
     (a) the aggregate principal amount of Notes which have been redeemed and the aggregate amount in respect of Coupons which have been paid, (b)the total number of each denomination by maturity date of those Coupons, (c) the aggregate principal amounts of Notes (if any) which have been purchased by or on behalf of Gillette and cancelled (subject to delivery of the Notes to the Fiscal Agent) and the serial numbers of such Notes in definitive form and the total number of each denomination by maturity date of the Coupons attached to or surrendered with the purchased Notes, and (d) the aggregate principal amounts of Notes which have been surrendered and replaced and the serial numbers of those Notes in definitive form and the total number of each denomination by maturity date of those Coupons surrendered therewith.

14.  COPIES OF THIS AGREEMENT AVAILABLE FOR INSPECTION

     The Paying Agents shall hold copies of this Agreement available for inspection by Noteholders and Couponholders. For this purpose, Gillette shall furnish the Paying Agents with sufficient copies of such document.

15.  COMMISSIONS AND EXPENSES

(1) Gillette shall pay to the Fiscal Agent such commissions in respect of the services of the Paying Agents under this Agreement as shall be agreed between Gillette and the Fiscal Agent. Gillette shall not be concerned with the apportionment of payment among the Paying Agents.

(2) Gillette shall also pay to the Fiscal Agent an amount equal to any value added tax which may be payable in respect of the commissions (other than any amounts which may otherwise be reimbursed by credit or otherwise) together with all reasonable expenses recurred by the Paying Agents in connection with their services under this Agreement.

(3) The Fiscal Agent shall arrange for payment of the commissions due to the other Paying Agents and arrange for the reimbursement of their expenses promptly afar receipt of the relevant moneys from Gillette.

(4) At the request of the Fiscal Agent, the parties to this Agreement may from time to time during the continuance of this Agreement review the commissions agreed initially pursuant to subclause (1) with a view to determining whether the parties can mutually agree upon any changes to the commissions.

16.  INDEMNITY

(1) Gillette undertakes to indemnify each of the Paying Agents and their directors, officers, employees and controlling persons against all losses, liabilities, costs, claims, actions, damages, expenses or demands which any of them may recur or which may be made against any of them as a result of or



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     in connection with the appointment of or the exercise of the powers and duties by any Paying Agent under this Agreement except as may result from its wilful default, negligence or bad faith or that of its directors, officers, employees or controlling persons or any of them, or breach by it of the terms of this Agreement.

(2) Each of the Paying Agents severally undertakes to indemnify Gillette and its directors, officers, employees and controlling persons against all losses, liabilities, costs, claims, actions, damages, expenses or demands which any of them may incur or which may be made against any of them as a result of its wilful default, negligence or bad faith or that of its directors, officers, employees or controlling persons or any of them, or breach by it of the terms of this Agreement.

17.  REPAYMENT BY FISCAL AGENT

     Any money deposited with the Fiscal Agent or any other Paying Agent for the payment of the principal of or interest on any Notes and remaining unclaimed for two years afar such principal or interest has become due and payable, shall be paid to Gillette upon its request and the holder of such Notes or the relevant Coupon shall thereafter, as an unsecured general creditor, look only to Gillette for payment thereof and all liability of the Fiscal Agent or such other Paying Agent with respect to such money shall thereupon cease.

18.  CONDITIONS OF APPOINTMENT

(1) Subject as provided in subclause (3) of this clause the Fiscal Agent shall be entitled to deal with money paid to it by Gillette for the purposes of this Agreement in the same manner as other money paid to a banker by its customers and shall not be liable to account to Gillette for any interest or other mounts in respect of the money. No money held by any Paying Agent need be segregated except as required by law or contemplated in subclause
     (2) of this clause.

(2) In acting under this Agreement and in connection with the Notes and the Coupons the Paying Agents shall act solely as agents of Gillette and will not assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Notes or the Coupons, except that funds received by the Paying Agents for the payment of any sums due in respect of any Notes and Coupons shall be held by them on trust for the relevant Noteholders and Couponholders, as the case may be, until the expiration of the relevant period under Condition 13.

(3) No Paying Agent shall exercise any right of set-off or lien against Gillette or any holders of Notes or Coupons in respect of any moneys payable to or by it under the terms of this Agreement.

(4) Except as ordered by a court of competent jurisdiction or required by law or otherwise instructed by Gillette, each of the Paying Agents shall be entitled to treat the holder of any Notes or Coupon as the absolute owner for all purposes (whether or not the Notes or Coupon shall be overdue and notwithstanding any notice of ownership or other writing on the Notes or Coupon or any notice of previous loss or theft of the Notes or Coupon or trust or other interest therein).

(5) The Paying Agents shall be obliged to perform such duties and only such duties as are set out in this Agreement and the Notes and no implied duties or obligations shall be read into this Agreement or the Notes against the Paying Agents.



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(6)  The Fiscal Agent may consult with legal and other professional advisers and the opinion of the advisers shall be full and complete protection in respect of action taken, omitted or suffered under this Agreement in good faith and in accordance with the opinion of the advisers.

(7) Each of the Paying Agents shall be protected and shall incur no liability for or in respect of action taken, omitted or suffered in reliance upon any instruction, request or order from Gillette or any other Paying Agent, or any Notes or Coupon, or any notice, resolution, direction, consent, certificate, affidavit, statement, facsimile, telex or other paper or document which it reasonably believes to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from Gillette.

(8) Any of the Paying Agents, their officers, directors, employees or controlling persons may become the owner of, or acquire any interest in, Notes or Coupons with the same rights that it or he would have if the Paying Agent concerned were not appointed under this Agreement, and may engage or be interested in any financial or other transaction with Gillette, and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or Coupons or other obligations of Gillette, as freely as if the Paying Agent were not appointed under this Agreement.

(9) The Fiscal Agent shall not be under any obligation to take any action under this Agreement which it expects will result in any expense or liability accruing to it, the payment of which within a reasonable time is not, in its opinion, assured to it.

19.  COMMUNICATION WITH PAYING AGENTS

     A copy of all communications relating to the subject matter of this Agreement between Gillette and any of the Paying Agents other than the Fiscal Agent shall be sent to the Fiscal Agent.

20.  TERMINATION OF APPOINTMENT

(1) Gillette may terminate the appointment of any Paying Agent at any time and/or appoint additional or other Paying Agents by giving to the Paying Agent whose appointment is concerned and, where appropriate, the Fiscal Agent at least 90 days' prior written notice to that effect, provided that, so long as any of the Notes is outstanding, (a) in the case of a Paying Agent the notice shall not expire less than 45 days before any due date for the payment of interest and (b) notice shall be given under Condition 10 at least 30 days before the removal or appointment of a Paying Agent.

(2) Notwithstanding the provisions of subclause (1), if at any time Paying Agent becomes incapable of acting, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or any substantial part of its property, or if an administrator, liquidator or administrative or other receiver of it or of all or a substantial part of its property is appointed, or it admits in writing its inability to pay or meet its debts as they may mature or suspends payment of its debts, or if an order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if a public officer takes charge or control of the Paying Agent or of its property or affairs for the purpose of rehabilitation, administration or liquidation, Gillette may forthwith without notice



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     terminate the appointment of the Paying Agent, in which event notice shall be given to the Noteholders under Condition 10 as soon as is practicable.

(3) The termination of the appointment of a Paying Agent under this Agreement shall not entitle the Paying Agent to any amount by way of compensation but shall be without prejudice to any amount then accrued due.

(4) All or any of the Paying Agents may resign their respective appointments under this Agreement at any time by giving to Gillette and, where appropriate, the Fiscal Agent at least 90 days' prior written notice to that effect provided that, so long as any of the Notes is outstanding, the notice shall not, in the case of a Paying Agent, expire less than 45 days before any due date for the payment of interest. Following receipt of a notice of resignation from a Paying Agent, Gillette shall promptly, and in any event not less than 30 days before the resignation takes effect, give notice to the Noteholders under Condition 10. If any of the Paying Agents shall resign or be removed pursuant to subclauses (1) or (2) above or in accordance with this subclause (4), Gillette shall promptly and in any event within 30 days appoint a successor (being a leading bank acting through its office in London or, in the case of a Paying Agent who is not to be the Fiscal Agent, in Luxembourg). If Gillette fails to appoint a successor within such period, such Paying Agent may select a leading bank acting through its office in London or, in the case of a Paying Agent who is not to be the Fiscal Agent, in Luxembourg, to act as Paying Agent hereunder and Gillette shall appoint that bank as the successor Paying Agent.

(5) Notwithstanding the provisions of subclauses (1), (2) and (4), so long as any of the Notes is outstanding, or monies sufficient to pay the principal and interest on all outstanding Notes have been made available for payment and either paid or returned to Gillette, as the case may be, as provided in the Notes, the termination of the appointment of a Paying Agent (whether by Gillette or by the resignation of the Paying Agent) shall not be effective unless upon the expiry of the relevant notice there is (a) a Fiscal Agent,
     (b) a Paying Agent (which may be the Fiscal Agent) having its specified office in a European city which, so long as the Notes are listed on the Luxembourg Stock Exchange, shall be Luxembourg and, (c) so long as the Notes are listed on the Luxembourg Stock Exchange, a Replacement Agent in Luxembourg.

(6) Any successor Paying Agent shall execute and deliver to its predecessor, Gillette and, where appropriate, the Fiscal Agent an instrument accepting the appointment under this Agreement, and the successor Paying Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of the predecessor with like effect as if originally named as a Paying Agent.

(7) If the appointment of a Paying Agent under this Agreement is terminated (whether by Gillette or by the resignation of the Paying Agent), the Paying Agent shall on the date on which the termination takes effect deliver to its successor Paying Agent (or, if none, the Fiscal Agent) all Notes and Coupons surrendered to it but not yet destroyed and all records concerning the Notes and Coupons maintained by it (except such documents and records as it is obliged by law or regulation to retain or not to release) and pay to its successor Paying Agent (or, if none, to the Fiscal Agent) the amounts (if any) held by it in respect of Notes or Coupons which have become due and payable but


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     which have not been presented for payment, but shall have no other duties or responsibilities under this Agreement.

(8) If the Fiscal Agent or any of the other Paying Agents shall change its specified office, it shall give to Gillette and, where appropriate, the Fiscal Agent not less than 45 days' prior written notice to that effect giving the address of the new specified office. As soon as practicable thereafter and in any event at leas 30 days before the change, the Fiscal Agent shall give to the Noteholders on behalf of and at the expense of Gillette notice of the change and the address of the new specified office under Condition 10.

(9) A corporation into which any Paying Agent for the time being may be merged or converted or a corporation with which the Paying Agent may be consolidated or a corporation resulting from a merger, conversion or consolidation to which the Paying Agent shall be a party shall, to the extent permitted by applicable law, be the successor Paying Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement. Notice of any merger, conversion or consolidation shall forthwith be given to Gillette and, where appropriate, the Fiscal Agent.

21.  MEETINGS OF NOTEHOLDERS

(1) The provisions of Schedule 3 shall apply to meetings of the Noteholders and shall have effect in the same manner as if set out m this Agreement provided that, so long as any of the Notes are represented by the Temporary Global Note, the expression "Noteholders" shall include the persons for the time being shown in the records of Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system ("EUROCLEAR") and/or Cedel Bank, societe anonyme ("CEDEL BANK") as the holders of a particular principal amount of such Notes (each an "ACCOUNTHOLDER") (in which regard a certificate or other document issued by Euroclear or Cedel Bank as to the principal amount of such Notes standing to the account of any person shall be conclusive and binding) for all purposes other than with respect to the payment of principal and interest on such Notes, the right to which shall be vested as against Gillette solely in the bearer of the Temporary Global Note in accordance with and subject to its terms, and the expressions "HOLDER" and "HOLDERS" shall be construed accordingly and the expression "NOTES" shall mean units of U.S. $1,000 principal amount of the Notes.

(2) Without prejudice to subclause (a), each of the Paying Agents shall, on the request of any holder of Notes, issue Voting Certificates and Block Voting Instructions (as defined in paragraph 1 of Schedule 3) together, if so required by Gillette, with reasonable proof satisfactory to Gillette of their due execution on behalf of the Paying Agent under the provisions of
     Schedule 3 and shall forthwith give notice to Gillette under Schedule 3 of any revocation or amendment of a Voting Certificate or Block Voting Instruction. Each Paying Agent shall keep a full and complete record of all Voting Certificates and Block Voting Instructions issued by it and shall, not less than 24 hours before the time appointed for holding any meeting or adjourned meeting, deposit at such place as the Fiscal Agent shall designate or approve, full particulars of all Voting Certificates and Block Voting Instructions issued by it in respect of any meeting or adjourned meeting.



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

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22.      NOTICES

         Any notice required to be given under this Agreement to any of the parties shall be delivered in person, sent by pre-paid post (first class if inland, first class airmail if overseas) or by facsimile or telex addressed to:

         Gillette:                          The Gillette Company
                                            Prudential Tower Building
                                            Boston, Massachusetts 02199

                                            Facsimile No: 617 421 7699
                                            Telephone No: 617 421 7717

                                            (Attention: Treasurer)

         The Fiscal and Paying Agent:       Morgan Guaranty Trust Company of
                                            New York, London branch
                                            60 Victoria Embankment
                                            London EC4Y OJP

                                            Telex No: 896631 MGTG
                                            Facsimile No: 011 44 171 325 8154

                                            (Attention: Global Trust and Agency
                                             Services)

         The Paying Agent:                  Banque Paribas Luxembourg
                                            10A Boulevard Royal
                                            L-2093 Luxembourg

                                            Telex No: 60764 PROM LU
                                            Facsimile No: 011 352 464 64332

                                            (Attention: Department des
                                            Operations de Marche)

         or such other address of which notice in writing has been given to the other parties to this Agreement under the provisions of this clause.

         Any such notice shall take effect, if delivered in person, at the time of delivery, if sent by post, three days in the case of inland post or seven days in the case of overseas post after despatch, and, in the case of telex or facsimile, 24 hours afar the time of despatch, provided that in the case of a notice given by telex or facsimile transmission such notice shall forthwith be confirmed by post. The failure of the addressee to receive such confirmation shall not invalidate the relevant notice given by telex or facsimile.



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

--------------------------------------------------------------------------------


23.  TAXES

     Gillette agrees to pay any and all stamp and other documentary taxes or duties which may be payable in connection with the execution, delivery, performance and enforcement of this Agreement.

24.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.

25.  DESCRIPTIVE HEADINGS

     The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions of this Agreement.

26.  GOVERNING LAW, SUBMISSION TO JURISDICTION AND WAIVER OF JURY TRIAL

(1) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America (without reference to any conflict of law rules).

(2) Each party expressly submits to the non-exclusive jurisdiction of the courts of the State of New York and to the Federal Courts situated in New York City (without recourse to arbitration). Each party expressly waives any objection to such jurisdiction on the grounds that it is an inconvenient forum or any other similar grounds. Each party irrevocably waives, to the fullest extent permitted by applicable law, its right to a jury trial.

27.  AMENDMENTS

     This Agreement may be amended by Gillette and the Fiscal Agent, without the consent of any Noteholder or Couponholder, either (i) for the purpose of curing any ambiguity or of curing, correcting or supplementing any defective provision contained in this Agreement, (ii) permitting payment of the principal of or interest IN the Notes in the United States, (iii) in any other manner which Gillette and the Fiscal Agent may mutually deem necessary or desirable and which shall not be inconsistent with the Notes and Coupons and shall not adversely affect to the interests of the holders of the Notes or any Coupons in any material respect or (iv) as permitted by Condition 9.



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

--------------------------------------------------------------------------------


SIGNED by each of the parties (or their duly authorised representatives) on November 14, 1997.

THE GILLETTE COMPANY

By: GIAN CAMUZZI



MORGAN GUARANTY TRUST COMPANY OF NEW YORK, LONDON OFFICE
(in its capacity as Fiscal Agent and Paying Agent)

By: BRIAN LEIGH

BANQUE PARIBAS LUXEMBOURG

By: BRIAN LEIGH

Without prejudice to the foregoing execution of this Agreement by the parties to this Agreement, Banque Paribas Luxembourg hereby expressly and specifically confirms its agreement with the provisions of Clause 26.

BANQUE PARIBAS LUXEMBOURG

By: BRIAN LEIGH










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

--------------------------------------------------------------------------------


                                   SCHEDULE 1

                                     PART A

                            FORM OF DEFINITIVE NOTES

(Face of Notes)

--------------------------------------------------------------------------------
    000000                           [ISIN]                         00 00000
--------------------------------------------------------------------------------
                              THE GILLETTE COMPANY
  (incorporated with limited liability under the laws of the State of Delaware)

                                U.S.$300,000,000
                     6 per cent. Notes Due November 14, 2000

The issue of the Notes was authorised by a resolution of the board of directors of The Gillette Company ("GILLETTE" or the "COMPANY")passed on September 18, 1997.

This Note forms one of a series of Notes issued as bearer Notes in denominations of U.S.$1,000, U.S.$10,000 and U.S.$100,000, each, in an aggregate amount of U.S.$300,000,000.

Gillette for value received and subject to and in accordance with the Conditions endorsed hereon hereby promises to pay to the bearer on November 14, 2000 (or on such earlier date as the principal sum may become repayable under the Conditions) the principal sum of:

U.S.$[ ] ([ ] United States Dollars)

together with interest on such principal sum at the rate of 6 per cent. per annum payable annually in arrears on November 14 and together with such other amounts as may be payable, all subject to and under the Conditions.

The Notes are issued pursuant to a Fiscal Agency Agreement(the "AGENCY AGREEMENT") dated November 14, 1997 between inter altos, Gillette and Morgan Guaranty Trust Company of New York, London office as Fiscal Agent. The Notes have the benefit of, and are subject to, the provisions contained in the Agency Agreement and the Conditions.

Neither this Note nor any of the Coupons relating to this Note shall become valid or enforceable for any purpose unless and until this Note has been authenticated by or on behalf of the Fiscal Agent.

IN WITNESS WHEREOF Gillette has caused this Note to be signed in its corporate name by a duly authorised officer.



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated as of [          ], 1997

Issued in [London, England]


THE GILLETTE COMPANY

By:
Name:
Title:


CERTIFICATE OF AUTHENTICATION

This is one of the Notes described
in the Agency Agreement.

By or on behalf of
Morgan Guaranty Trust Company of
  New York, London office
as Fiscal Agent
(without recourse, warranty or liability)

 ................................

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.







--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


(Reverse of Notes)

                             CONDITIONS OF THE NOTES

                    [To be incorporated from Part C hereto]





                             FISCAL AND PAYING AGENT

                          Morgan Guaranty Trust Company
                           of New York, London office
                             60 Victoria Embankment
                                 London EC4Y 0JP

                               OTHER PAYING AGENT

                            Banque Paribas Luxembourg
                               10A Boulevard Royal
                                L-2093 Luxembourg



and/or such other or further Fiscal Agent or Paying Agents and/or specified offices as may from time to time be appointed by Gillette and notice of which has been given to the Noteholders.





--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                   SCHEDULE 1

                                     PART B

                                - FORM OF COUPON-

(Face of Coupon)

THE GILLETTE COMPANY
U.S.$300,000,000 6 per cent. Notes Due November 14, 2000

This Coupon relating to a Note
in the denomination of
U.S. $[1,000/10,000/100,000] payable                         Coupon for
to bearer, separately                                        U.S.$[           ]
negotiable and subject to the                                due on
Conditions of the Notes                                      [ ], [ ]

    THE GILLETTE COMPANY

    By: ................

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.


--------------------------------------------------------------------------------
    00 000000                [ISIN]                      00           000000
--------------------------------------------------------------------------------












--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


(Reverse of Coupon)

FISCAL AND PAYING AGENT:

Morgan Guaranty Trust Company
    of New York, London office
60 Victoria Embankment
London EC4Y 0JP





OTHER PAYING AGENT:

Banque Paribas Luxembourg
10A Boulevard Royal
L-2093 Luxembourg








--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                   SCHEDULE 1

                                     PART C

                        TERMS AND CONDITIONS OF THE NOTES

The Notes will be issued in the aggregate principal amount of U.S.$300,000,000 under a fiscal agency agreement dated as of November 14, 1997 (the "FISCAL AGENCY AGREEMENT") between the Company, Morgan Guaranty Trust Company of New York, London office as fiscal and paying agent (the "FISCAL AGENT") and Banque Paribas Luxembourg as paying agent (the "PAYING AGENT" and together with the Fiscal Agent, the "PAYING AGENTS"). The Notes are dated November 14, 1997 and will mature at par on November 14, 2000, unless previously redeemed.

These terms and conditions of the Notes are qualified in their entirety by the provisions of the Fiscal Agency Agreement, copies of which will be available for inspection at the offices of the Paying Agents and the office of any additional paying agents appointed by the Company in accordance with Condition 3 below. As used under this heading, all capitalised terms not otherwise defined herein shall have the meanings given in the Fiscal Agency Agreement. The holders of the Notes and holders of the interest coupons are deemed to have notice of all the provisions of the Fiscal Agency Agreement applicable to them.

1.   STATUS OF THE NOTES AND FORM, DENOMINATIONS AND TRANSFER

(1) The obligations of the Company under the Notes will constitute direct, unsecured and unsubordinated obligations of the Company and will rank pan passu without any preference amongst themselves with all other present and future unsecured and unsubordinated indebtedness of the Company save for those preferred by mandatory provisions of law.

     The Fiscal Agency Agreement and the Notes will not limit other indebtedness or securities which may be issued by the Company and will contain no financial or similar restrictions on the Company, except as described below under Condition 6.

(2) The Notes will be represented initially by a single Temporary Global Note, in bearer form (the "GLOBAL NOTE"), without interest coupons, which will be deposited on or about November 14, 1997 with a common depositary of Morgan Guaranty Trust Company of New York, Brussels office, as operator for the Euroclear System ("EUROCLEAR"), and Cedel Bank, societe anonyme ("CEDEL BANK") for credit to certain accounts maintained by Euroclear or Cedel Bank.

     The Global Note will be exchangeable for definitive Notes in bearer form in denominations of U.S.S1,000, U.S.$10,000 and U.S.$100,000 with interest coupons attached, not earlier than 40 days afar November 14, 1997. Such exchange will only be made upon certification that the beneficial owner is not a United States person or, if it is a United States person, that either it is a foreign branch of a U.S. financial institution that meets certain requirements or it acquired the Notes through such a foreign branch and continues to hold the Notes through that financial institution and if it is a financial institution, that it has not acquired such Notes for resale to any United States person or persons in the United States or its possessions.



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


     Title to the definitive Notes and coupons will pass by delivery. The Company and the Fiscal Agent and any paying agent may treat the holder of any Note and the holder of any coupon as the absolute owner thereof (whether or not such Note or coupon shall be overdue and notwithstanding any notice of ownership or writing thereon or any notice of previous loss or theft or trust or other interest thereto) for the purpose of making payment and for all other purposes.

     The Notes and coupons will carry a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Section 1650) and 1287(a) of the Internal Revenue Code." The sections referred to in such legend provide that persons who are subject to United States taxation, with certain exceptions, will not be entitled to deduct any loss on the Notes and will not be entitled to capital gains treatment of any gain on sale, disposition or payment of principal of the Notes.

2.   INTEREST

The Notes will bear interest from, and including, November 14, 1997 to, but excluding November 14, 2000 at a rate of 6 per cent. per annum, payable annually in arrears on November 14 in each year the Notes are outstanding, commencing November 14, 1998.

3.   PAYMENTS

Principal of, and interest (which term includes any Additional Amounts, as defined herein, unless the context otherwise requires) on, the Notes will be payable in U.S. dollars against surrender of such Notes or coupons, as the case may be, at such paying agencies outside the United States and its possessions as the Company may appoint from me to time or, at the option of the holder, by transfer to a U.S. dollar account maintained by the payee with, or by cheque drawn in U.S. dollars on, a bank located outside the United States and its possessions, subject m each case to all applicable laws and regulations. If the date for payment of any amount in respect of any Note or coupon is not a Payment Business Day, the holder thereof shall not be entitled to payment until the next following Payment Business Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay. For these purposes, "PAYMENT BUSINESS Day" means any day which is a day on which commercial banks and foreign exchange markets settle payments in the relevant place of presentation, and in London and New York City. No payment of principal of, or interest on, any Note may be made at any office of the Fiscal Agent or any other paying agent maintained by the Company m the United States, nor may payment be made to any address in the United States or by transfer to an account maintained in the United States. Notwithstanding the foregoing, if U.S. dollar payments in respect of the Notes or any coupons at the offices of all paying agents outside the United States and its possessions become illegal or are effectively precluded because of the imposition of exchange controls or similar restrictions on the full payment or receipt of such amounts in U.S. dollars, the Company will appoint an office or agency in the United States at which such payments may be made.

The Company has initially appointed the paying agents listed at the end hereof. The Company may at any time terminate the appointme and appoint additional or other paying agents outside the United States and its possessions, provided that, until all outstanding Notes have been cancelled and delivered to the Fiscal Agent, or moines sufficient to pay the principal of, and interest on, all outstanding Notes have been made available for payment and either paid or returned to the Company, as the case may


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


be, as provided m the Notes, the Company will maintain a paying agent in a European city for payments on Notes or coupons (which will be Luxembourg so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require). Notice of any such termination or appointment and of any change in the office through which any paying agent will act will be given in accordance with Condition 10.

In case of early redemption, the Notes should be presented for payment together with all relative unmatured coupons, failing which the full amount of any such missing unmatured coupons (or, in the case of payment not being made in full, that proportion of the full amount of such missing unmatured coupons which the sum of principal so paid bears to the total amount of principal due) will be deducted from the sum due for payment. Each amount so deducted will be paid m the mariner mentioned above against surrender of the relative missing coupon at any time before the expiry of five years following the due date for payment of such principal (whether or not such coupons would have become unenforceable pursuant to Condition 13).

All monies paid by the Company to the Fiscal Agent for the payment of principal of, or interest on, any Note which remains unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the Company upon the Company's request and the holder of such Note or any coupon will thereafter look only to the Company for payment thereof.

As set out in the Fiscal Agency Agreement, the Fiscal Agent and each paying agent will act as agents of the Company and will not assume any obligation or relationship of agency or trust for or with the holders of the Notes except that funds held by the paying agents for payment to the holders of the Notes will be held in trust.

4.   REDEMPTION AND PURCHASE

The Notes are not redeemable before maturity except as provided under this Condition. The Notes will be redeemed by the Company m full at a redemption price equal to 100 per cent. of the principal amount of the Notes on November 14, 2000 (the "Maturity Date") if they have not been otherwise redeemed as described herein.

The Notes may be redeemed at the option of the Company, as a whole but not in part, at any time before maturity, upon the giving of a notice of redemption as described below, at a redemption price equal to 100 per cent. of the principal amount of the Notes, together with accrued interest to the date fixed for redemption if the Company determines that, as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction or any change in official position regarding or application of any treaty affecting taxation to which the United States is a party), which change or amendment becomes effective on or afar November 12, 1997, the Company has or will become obligated to pay Additional Amounts with respect to the Notes as described under Condition 5. Before the publication of any notice of redemption of the Notes, pursuant to. the foregoing, the Company shall deliver to the Fiscal Agent an opinion of a tax advisor to the Company (who may be an employee of the Company) stating that the Company is entitled to effect such redemption and a certificate setting out facts showing that the conditions precedent to the right of the Company as to redeem have occurred.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Notice of redemption will be given by the Company not less than 30 nor more than 60 days before the date fixed for redemption, which date and the redemption price will be specified in the notice.

The Company or any of its subsidiaries may purchase the Notes but having done so they may not resell or reissue those Notes.

- SPECIAL TAX REDEMPTION

If the Company shall determine, based upon an opinion of a tax advisor to the Company (who may be an employee of the Company), that any payment made outside the United States and its possessions by the Company or any of its paying agents of principal of, or interest on, any Note or coupon would, under any present or future laws or regulations of the United States affecting taxation or otherwise, be subject to any certification, identification, documentation, information or other reporting requirement of any kind with regard to the nationality, residence or identity of a beneficial owner of such Note, or of any coupon, who is a United States Alien (as defined under Condition 5) (other than such a requirement which can be satisfied by the custodian nominee or other agent (if any) of the beneficial owner certifying to the effect that such beneficial owner is a United States Alien, provided that payment by such custodian, nominee or agent to such beneficial owner is not otherwise subject to any such requirement), the Company shall, at its election, either redeem the Notes as a whole at a redemption price equal to 100 per cent. of the principal amount of the Notes together with accrued interest to the date fixed for redemption, or, if the conditions of the second succeeding paragraph are satisfied, pay the Additional Amounts specified in such paragraph. The Company shall make such determination and election as soon as practicable and publish prompt notice thereof (the "Determination Notice") stating the effective date of such certification, documentation, identification, information or other reporting requirement, whether the Company has elected to redeem the Notes or pay the Additional Amounts specified in the second succeeding paragraph, and (if applicable) the last date by which the redemption of the Notes must take place, as provided in the next succeeding sentence. If the Company elects to redeem the Notes, such redemption shall take place on such date, not later than one year after the publicaination Notice, as the Company shall elect by notice to the Fiscal Agent at least 15 days before notice is given to holders of the Notes of the date fixed for redemption. Notice of such redemption of the Notes will be given to the holders of the Notes not more than 60 nor less than 30 days before the date fixed for such redemption. Notwithstanding the foregoing, the Company will not so redeem the Notes if the Company shall subsequently determine, not less than 30 days before the date fixed for redemption, that subsequent payments on the Notes would not be subject to any such certification, identification, documentation, information or other reporting requirement, in which case the Company shall publish prompt notice of such determination and any earlier redemption notice shall be revoked and of no further effect.

Each notice referred to in the prig paragraph shall be given in the manner described below under Condition 10.

If, and so long as, the certification, identification, documentation, information or other reporting requirement referred to in the second preceding paragraph would be fully satisfied by payment of a backup withholding tax or similar charge, the Company may elect to pay as Additional Amounts such amounts as may be necessary so that every net payment made outside the United States and its possessions following the effective date of such requirement by the Company or any paying agent of principal of, or interest on, any Note or coupon of which the beneficial owner is a United States Alien (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Company or any


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


paying agent or any governmental authority), afar deduction or withholding for, or on account of, such backup withholding tax or similar charge, will not be less than the amount provided for in such Note or coupon to be then due and payable. However, the Company may elect not to pay such Additional Amounts in respect of any backup withholding tax or similar charge, which (a) would not be applicable to a payment of principal of, or interest on, any Note or coupon made by the Company or any one of its paying agents (i) directly to the beneficial owner or to a custodian, nominee or other agent of the beneficial owner of such Note or (ii) if such custodian, nominee or other agent were to certify to the effect that such beneficial owner is a United States Alien or (b) is imposed as a result of presentation of such Note or coupon for payment more than 10 days after the date on which such payment became due and payable or on which payment thereof is duly provided for, whichever occurred later. In the event the Company elects to pay any Additional Amounts pursuant to this paragraph, the Company shall have the right to redeem the Note at any time pursuant to the applicable provisions of the second preceding paragraph, the redemption price of which shall not be reduced for applicable withholding taxes. If the Company elects to pay Additional Amounts pursuant to this paragraph and the condition specified in the first sentence of the paragraph should not be satisfied, then the Company shall redeem the Notes pursuant to the applicable provisions of the second preceding paragraph.

5.   PAYMENT OF Additional Amounts

All payments of principal and interest on the Notes and coupons will be made without deduction of, withholding of, or deduction for or on account of, any present or future taxes, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the government of the United States, or any political subdivision or taxing authority thereof or therein, unless the withholding or deduction of such taxes, assessments or governmental charges is required by law or the application or interpretation thereof. In that event the Company will, subject to the exceptions and limitations set out below, pay such additional amounts (the "Additional Amounts") to the holder of any Note, or of any coupon, who is a United States Alien as may be necessary in order that every net payment of the principal of, or interest on, such Note afar deduction or withholding for, or on account of, any such present or future tax, assessment or governmental charge upon, or as a result of, such payment, will not be less than the amount provided for in such Note or coupon to be then due and payable. However, the Company will not be required to make any payment of Additional Amounts to any such holder for or on account of:

(a) any such tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, a trust, a partnership or a corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation by the holder of any such Note or coupon for payment on a date more than 10 days afar the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(b) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or other governmental charge;


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


(c) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a personal holding company, foreign personal holding company, controlled foreign corporation related to the Company through stock ownership, private foundation or other tax exempt organisation in each case with respect to the United States, or as a corporation which accumulates earnings to avoid United States federal income tax;

(d) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments on or in respect of any Note or coupon;

     any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, or interest on, any Note if such payment can be made without such withholding by any other paying agent in Europe;

(f) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with any certification, identification, documentation, information or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such Note or coupon, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(g) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as the actual or constructive owner of 10 per cent. or more of the total combined voting power of all classes of stock of the Company entitled to vote;

(h) any tax, assessment or governmental charge which would 'not be applicable to a payment of principal or interest on any Ner agent were to certify that such beneficial owner is a United States Alien); or

(i)  any combination of terms (a), (b), (c) (d), (e), (f), (g) or (h);

nor shall Additional Amounts be paid with respect to any payment in respect of a Note or coupon to a United States Alien holder who is a fiduciary or partnership or other than the sole beneficial owner of such Note or coupon to the extent that a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of the Note or coupon.

The term "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which,' for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.



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

--------------------------------------------------------------------------------


6.   Negative Pledge

- Certain Definitions

The term "Subsidiary" means a corporation of which at the time of determination the Company or one or more Subsidiaries of the Company, or the Company and one or more Subsidiaries, own or control directly or indirectly sufficient securities having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation irrespective of whether at the time of determination securities of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

The term "Restricted Subsidiary" means any Subsidiary substantially all the property of which is located, or substantially all the business of which is carried on, within the United States of America and which owns a Principal Property, but does not include a Subsidiary of the Company engaged primarily in the development and sale or financing of real property.

The term "Principal Property" means any manufacturing or processing plant or facility (other than any pollution control facility) which is located within the continental United States of America and is owned by the Company or any Restricted Subsidiary, whether owned at or acquired after November 12, 1997 and the book value (net of any depreciation reserves) of which on the date as of which the determination is being made exceeds 2 per cent. of Consolidated Net Tangible Assets other than (i) any property which in the good faith opinion of the Board of Directors of the Company is not of material importance to the total business conducted by the Company as an entirety or (ii) any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property

The term "Attributable Debt" m respect of the sale and leaseback transactions described below, is defined to mean the amount determined by multiplying the greater, at the time such transaction is entered into, of (i) the fair value of the property, plant or facility subject to such arrangement (as detempany acting in good faith) or (ii) the net proceeds of the sale of such property, plant or facility to the lender or investor, by a fraction of which the numerator shall be the unexpired initial term of the lease of such real property as of the date of determination of such computation and of which the denominator shall be the full initial term of such lease. Attributable Debt shall not include any such arrangement for financing air, water or noise pollution control facilities or sewage or solid waste disposal facilities or involving industrial development bonds which are tax exempt pursuant to Section 103 of the United States Internal Revenue Code, as amended (or which receive similar tax treatment under any subsequent amendments thereto or successor laws thereof).

The term "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves) after deducting therefrom (a)all current liabilities (excluding any thereof constituting Funded Debt by reason of being extendible or renewable at the option of the borrower), and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the books and records of the Company and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles in the United States.

The term "Funded Debt" means all indebtedness whether or not evidenced by a bond, debenture, note or similar instrument or agreement, for the repayment of money borrowed, having a maturity of more than 12 months from the date of its creation or having a maturity of less than 12 months from the date of its



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

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creation but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower. For the purpose of determining "Funded Debt" of any corporation, there shall be excluded any particular indebtedness if, on or prior to the maturity thereof, there shall have been deposited with a proper depositary in trust the necessary funds for the payment, redemption or satisfaction of such indebtedness.

The term "Lien" means any pledge, mortgage or other lien (including lease purchase, instalment purchase and other title retention financing arrangements) on or in respect of any Principal Property owned by the Company or any Restricted Subsidiary, or on any shares of stock or indebtedness for money borrowed of any Restricted Subsidiary.

- LIMITATIONS ON LIENS
So long as any of the Notes remains outstanding, the Company will not, nor will it permit any Restricted Subsidiary to, secure indebtedness for money borrowed or a guarantee for indebtedness for money borrowed (hereafter referred to as "Secured Debt") by placing a Lien on any Principal Property now or hereafter owned by the Company or any Restricted Subsidiary or on any shares of stock or indebtedness for money borrowed of any Restricted Subsidiary without equally and rateably securing the Notes, unless (i) the aggregate principal amount of such Secured Debt then outstanding plus (ii) all Attributable Debt of the Company and its Restricted Subsidiaries in respect of sale and leaseback transactions described below covering Principal Properties (other than sale and leaseback transactions under (b) of "Limitations on Sale and Leaseback Transactions") does not exceed an amount equal to 10 per cent. of Consolidated Net Tangible Assets. This restriction will not apply to, and there shall be excluded in computing such Secured Debt for purposes of this restriction (a) Liens existing as of November 12, 1997; (b) Liens on property or assets or shares of stock or indebtedness for money borrowed existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price or construction cost thereof or to secure indebtedness incurred prior to, at the time of or within 360 days after the later of the acquisition of such property or assets or shares of stock or indebtedness for money borrowed or the completion of the construction of and commencement of operation of such property, for the purpose of financing all or any part of the purchase price or construction cost thereof; (c) Liens on any property or assets to secure all or any part of the cost of development, operation, construction, alteration, repair or improvement of all or any part of such property or assets, or to secure debt incurred befor or within 360 days after the completion of such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any part of such cost; (d) Liens in favour of, or which secure indebtedness owing to, the Company or any Restricted Subsidiary, (e)Liens to secure the performance of government contracts, including the assignment of moneys due or to come due thereon, (f) any pledges, liens or deposits as security for the performance of any bid, tender, contract, lease or undertaking not in connection with the securing of debt; any pledges, liens or deposits with any governmental agency required or permitted to qualify the Company or any Restricted Subsidiary to conduct business, to maintain serf-insurance or to obtain the benefits of any law pertaining to worker's compensation, unemployment insurance, old age pensions, social security or similar matters, or to obtain any stay or discharge in any legal or administrative proceedings; any mechanics', worker's, repairmen's, materialmen's or warehousemen's liens or other similar liens arising in. the ordinary course of business or deposits or pledges to obtain the release of any of the foregoing liens; any security interest created in connection with the sale, discount or guarantee of notes, chattel mortgages, leases, accounts receivable, trade acceptances or other paper, or contingent repurchase obligations, arising out of sales of merchandise in the ordinary course of business; or other liens, deposits or pledges similar to those referred to in this clause (f); (g) Liens arising by reason of any attachment, judgment, decree or order



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

                                       27

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of any court or other governmental authority, so long as any appropriate legal proceedings which may have been initiated for review of such attachment, judgment, decree or order shall not have been finally terminated or so long as the period within which such prigs may be initiated shall not have expired, (h) Liens on property securing obligations issued by a domestic governmental Company to finance the cost of acquisition or construction of such property, (i)Liens securing indebtedness owing by any Restricted Subsidiary to the Company, (j) Liens on any assets of a corporation existing at the time such corporation is merged into or consolidated with the Company or any Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the assets or shares of a corporation or firm as an entirety or substantially as an entirety by the Company or any Restricted Subsidiary, (k) Liens for taxes or assessments, landlord's liens and similar hens and charges incidental to the conduct of the business, or the ownership of the assets of the Company or of any Restricted Subsidiary, which were not incurred IN connection with the borrowing of money and which do not, m the opinion of the Company acting in good faith, materially impair the use of such assets in the operation of the business of the Company or such Restricted Subsidiary or the value of such assets for the purposes thereof and (1)extensions, substitutions, replacements or renewals of the foregoing.

For these purposes, debt created by the Company or any Restricted Subsidiary shall not be cumulated with a guarantee of the same debt by the Company or any other Restricted Subsidiary for the same financial obligation.

- Limitations on Sale and Leaseback Transactions

So long as any of the Notes remain outstanding, the Company will not, nor will it permit any Restricted Subsidiary to, enter into any sale and leaseback transaction (exempt a lease for a period not exceeding five years) covering any Principal Property which was or is owned or leased by the Company or any Restricted Subsidiary and which has been or is to be sold or transferred more THAN 360 days afar such property has been owned by the Company or such Restricted Subsidiary and completion of construction and commencement of full operation thereof, unless (a)the Attributable Debt m respect thereto and all other sale and leaseback transactions entered into afar November 12, 1997 (other than those the proceeds of which are applied to reduce Funded Debt or acquire additional real property under Co) following), plus the aggregate principal amount of then outstanding Secured Debt not otherwise permitted or excepted without equally and rateably securing the Notes does not exceed 10 per cent. of Consolidated Net Tangible Assets, or (b) an amount equal to the value of the Principal Property sold and leased back is applied within 360 days afar the sale or transfer to (x)the voluntary retirement of Funded Debt (including the Notes) or (y) the acquisition of additional real property.

7.   EVENTS OF DEFAULT

A default will occur under the Notes:

     (a) if the Company shall fail to make any payment of principal of any of the Notes or the Company shall fail to make any payment of interest on any of the Notes (whether at maturity or on redemption or otherwise) for 30 days afar such payment becomes due and payable; or

     (b) if the Company shall fail to perform or observe any other term, covenant or agreement contained in the Notes, for a period of 60 days (180 days with respect to the Company's



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                                       28

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          compliance with Condition 6 above) after written notice thereof to the
          Company and the Fiscal Agent by the holders of 25 per cent. or more m aggregate principal amount of the Notes at the time outstanding; or

     (c) on a court having jurisdiction entering a decree or order for relief in respect of the Company or any Significant Subsidiary m an involuntary ease under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and such decree or order having remained unstayed and in effect for a period of 60 consecutive days; or

     (d) on the Company or any Significant Subsidiary commencing a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consenting to the entry of an order for relief in an involuntary ease under such law, or consenting to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Company or any Significant Subsidiary if the effect of the foregoing would have a material adverse effect on the Group or on any substantial part of its property, or making any general assignment for the benefit of creditors, or failing generally to pay its debts as they become due.

     If a default shall occur and be continuing, the holder of any Note, on written notice to the Company and the Fiscal Agent, may declare to be due and payable in respect of such Note the principal amount thereof plus interest accrued thereon.

     For the purposes of this Condition, "Significant Subsidiary" shall mean any significant subsidiary as defined m regulation S-X as promulgated by the Securities and Exchange Commission and "Group" shall mean the Company and its consolidated subsidiaries for the time being.

8.   CONSOLIDATION, MERGER OR SALE OF ASSETS

The Company may, without the consent of the holders of the Notes, consolidate with or merge into or sell, convey or lease all or substantially all of its property to another corporation, provided that the successor corporation (a) assumes all payment and related obligations of the Company under the Fiscal Agency Agreement and the Notes, (b) is a corporation organised and validly existing under the laws of the United States or any State thereof or the District of Columbia and (c) shall not immediately thereafter be in default of any such payments or obligations. Following such assumption the Company shall be discharged from all obligations and covenants under the Fiscal Agency Agreement and the Notes.

9.   MODIFICATION OF FISCAL AGENCY AGREEMENT AND NOTES

The Fiscal Agency Agreement and the terms and conditions of the Notes and coupons may be modified or amended by the Company and the Fiscal Agent, without the consent of the holder of any Note or coupon, for the purposes, among other things, of (a) curing any ambiguity, or curing, correcting or supplementing any defective provisions contained therein, (b) permitting payment of the principal of, or interest on, the Notes in the United States or (c) in any other manner which the Company and the Fiscal Agent may deem


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


                                       29

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necessary or desirable and which will not be inconsistent with the Notes and coupons and which will not adversely affect the interests of the holders of the Notes or any coupons m any material respect.

Modifications and amendments to the Fiscal Agency Agreement or to the terms and conditions of the Notes and coupons may also be made by the Company and the Fiscal Agent, and future compliance therewith or past default by the Company may be waived, either with the written consent of the holders of at least 25 per cent. in aggregate principal amount of the Notes at the time outstanding, or by the adoption of an Ordinary Resolution at a meeting of the holders of the Notes; provided, however, that no such modification, amendment or waiver may, without the consent in writing of the holders of at least 75 per cent. m aggregate principal amount of the Notes at the time outstanding or the passing of an Extraordinary Resolution as defined below, inter alia (a) waive a default in the payment of the principal of, or interest on, any Note or change the stated maturity of the principal of or payment date of interest on any Note, (b)reduce the principal amount of or interest on any Note, (c) change the obligation of the Company to pay Additional Amounts (as described in Condition 5), (d) change the currency of payment of principal of or interest on any Note, (e) impair the right to institute suit for the enforcement of any such payment on or with respect to any Note, (f) modify the obligation to maintain an office or agency in Europe, (g) reduce the above-stated percentage of holders of the Notes necessary to modify or amend the Fiscal Agency Agreement or the terms and conditions of the Notes or the coupons or reduce the percentage of votes required for the adoption of a resolution or the quorum required at any meeting of holders of the Notes at which a resolution is to be adopted, or (h)reduce the above-stated percentage of outstanding Notes necessary to waive any future compliance or past default. The quorum required for adopting a resolution at any such meeting or any adjournment thereof will be persons holding or representing at least (in the case of an Ordinary Resolution) 25 per cent. and (in the case of an Extraordinary Resolution) 50 per cent. in principal amount of the Notes at the time outstanding. Any modifications, amendments or waivers to the Fiscal Agency Agreement or to the terms and conditions of the Notes or the coupons made in accordance with the foregoing will be conclusive and binding on all holders of the Notes and on all holders of coupons, whether or not they have given such consent or were present at such meeting, and on all future holders of the Notes and coupons. Any instrument given by or on behalf of any holder of a Note in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Note and any coupons. For the purposes of this section "Extraordinary Resolution" shall mean a resolution passed at a meeting of the Noteholders duly convened and held in accordance with the provisions contained in the Fiscal Agency Agreement by a majority consisting of not less than 75 per cent. of the votes given on a poll or a show of hands and "Ordinary Resolution" shall mean a resolution passed at a meeting of the Noteholders duly convened and held in accordance with the provisions contained in the Fiscal Agency Agreement by a majority consisting of more than 50 per cent. of votes given on a poll or a show of hands.

10.  NOTICES

Notices to holders of the Notes will be given by publication in a daily newspaper of general circulation in London, England. In addition, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Exchange shall so require, notices to holders of the Notes will be given by publication in a daily newspaper of general circulation in Luxembourg. If publication m either London or Luxembourg is not practical, such publication shall be made elsewhere in Europe. Such publication is expected to be made in the Financial Times and the Luxemburger Wort. Such notices will be deemed to have been given on the date of such publication, and if published in such newspapers on different dates, on the date of the first such publication.



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

                                       3O

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11.  REPLACEMENT OF NOTES AND COUPONS

Notes (including any coupons appertaining to the Notes) that become mutilated, destroyed, stolen or lost will be replaced by the Company at the expense of the holder upon delivery to the Paying Agent IN Luxembourg (the "Replacement Agent") of the Notes and coupons or evidence of the loss, theft or destruction thereof satisfactory to the Company and the Replacement Agent. In the case of a lost, stolen or destroyed Note or coupon, an indemnity satisfactory to the Replacement Agent and the Company may be required at the expense of the holder of such Note or coupon before a replacement Note or coupon, as the case may be, will be issued.

12.  Further ISSUES

The Company may from time to time, without the consent of the holder of any Note or coupon, issue further Notes pursuant to an agreement supplemental to the Fiscal Agency Agreement so as to form a single series with the Notes for all purposes.

13.  Prescription

The Notes and coupons will become void unless presented for payment within a period of ten years (in the case of principal) and five years (in the case of interest) after the Relevant Date (as defined in this Condition 13).

For the purposes of these Terms and Conditions, the "Relevant Date" in respect of any payment means (in the case of Notes) the due date for payment and (in the case of coupons) the date for payment shown on the coupons.

14.  Governing Law

The Fiscal Agency Agreement, the Notes and the coupons will be governed by and construed in accordance with the laws of the State of New York.





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                                       31

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                                   SCHEDULE 2

                          FORM OF TEMPORARY GLOBAL NOTE

                              THE GILLETTE COMPANY

                              TEMPORARY GLOBAL NOTE

                                  representing

                                U.S.$300,000,000
                     6 per cent. NOTES DUE November 14, 2000


This Note is a Temporary Global Note without interest coupons in respect of a duly authorised issue of notes of The Gillette Company ("Gillette or the "Company""), designated as specified in the title hereof (the "Notes"), limited to the aggregate principal amount of U.S.$300,000,000 and issued under a Fiscal Agency Agreement dated November 14, 1997 (the "Agency Agreement") between, inter alios, Gillette and Morgan Guaranty Trust Company of New York, London office as fiscal agent (the "Fiscal Agent"). References herein to the Conditions (or to any particular numbered Condition) shall be to the Conditions (or that particular one of them) set out in Part C of Schedule 1 to the Agency Agreement.

1.   Promise to pay

     Subject as provided in this Temporary Global Note, for value received, Gillette promises to pay to the bearer upon presentation and surrender the principal amount of this Temporary Global Note (being at the date hereof U.S.$300,000,000) on the Maturity Date (as defined in Condition 4) (or on such earlier date as the said principal amount may become repayable in accordance with the Conditions) and to pay interest on the principal amount for the time being outstanding at the rate of 6 per cent. per annum from November 14, 1997, payable annually in arrears on November 14 m each year until payment of the principal amount has been made or duly provided for in full together with such other amounts (if any) as may be payable, all subject to and in accordance with the Conditions.

2.   EXCHANGE FOR DEFINITIVE NOTES AND PURCHASES

     The definitive Notes to be issued on exchange will be in bearer form in the denomination of U.S.$1,000, U.S.$10,000 or U.S.$100,000 each with interest coupons ("Coupons"), in each case in the respective form set out in the schedules to the Agency Agreement.

     On and after the day being 40 days after the closing date for the Notes (the "Exchange Date") this Temporary Global Note may be exchanged in whole or in part (free of charge to the bearer) at the specified office of the Fiscal Agent (or such other place as the Fiscal Agent may direct) for duly executed and authenticated definitive Notes (together with the Coupons appertaining thereto) and Gillette shall procure that the Fiscal Agent shall deliver, in full or partial exchange for this Temporary Global Note, definitive Notes (together with the Coupons appertaining thereto) in an aggregate principal amount equal to the principal amount of this Temporary Global Note submitted for exchange. Notwithstanding the foregoing, no definitive Notes will be so issued and delivered unless there shall have been presented to the Fiscal Agent a certificate from Morgan Guaranty



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     Trust Company of New York, Brussels office, as operator of the Euroclear
     System ("Euroelear") or Cedel Bank, societe anonyme ("Cedel Bank") substantially in the form of the certificate attached as Exhibit A.

     Any person who would, but for the provisions of this Temporary Global Note and of the Agency Agreement, otherwise be entitled to receive a definitive Note or definitive Notes shall not be entitled to require the exchange of an appropriate part of this Temporary Global Note unless and until he shall have delivered or caused to be delivered to Euroclear or Cedel Bank a certificate substantially in the form of the certificate attached as Exhibit B (copies of which form of certificate will be available at the offices of Euroclear in Brussels and Cedel Bank in Luxembourg and the specified office of each of the Paying Agents).

     Upon (i) any exchange of a part of this Temporary Global Note for a definitive Note or (ii) the purchase by or on behalf of Gillette and cancellation of a part of this Temporary Global Note m accordance with the Conditions, the portion of the principal mount hereof so exchanged or so purchased and cancelled shall be endorsed by or on behalf of the Fiscal Agent on behalf of Gillette on Part I of the Schedule hereto, whereupon the principal mount hereof shall be reduced for all purposes by the amount so exchanged or so purchased and cancelled and, in each case, endorsed.

3.   Payments

     Until the entire principal amount of this Temporary Global Note has been extinguished, this Temporary Global Note shall in all respects be entitled to the same benefits as the definitive Notes for which it may be exchanged, except that the holder of this Temporary Global Note shall not (unless upon due presentation of this Temporary Global Note for exchange, issue and delivery of definitive Notes are improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled (i) (subject to (ii) below) to receive any payment of interest on this Temporary Global Note except upon certification as hereafter provided or (ii) on and afar the Exchange Date, to receive any payment on this Temporary Global Note. Upon any payment of principal or interest on this Temporary Global Note the amount so paid shall be endorsed by or on behalf of the Fiscal Agent on behalf of Gillette on Part II of the Schedule hereto.

     Payments of interest in respect of Notes for the time being represented by this Temporary Global Note shall be made to the bearer only upon presentation to the Fiscal Agent of a certificate from Euroclear or from Cedel Bank substantially in the form of the certificate attached as Exhibit
     A. Any person who would, but for the provisions of this Temporary Global Note, otherwise be beneficially entitled to a payment of interest on this Temporary Global Note shall not be entitled to require such payment unless and until he shall have delivered or caused to be delivered to Euroclear or Cedel Bank a certificate substantially in the. form of the certificate attached as Exhibit B (copies of which form of certificate will be available at the offices of Euroclear in Brussels and Cedel Bank m Luxembourg and the specified office of each of the Paying Agents).

     Upon any payment of principal and endorsement of such payment on Part II of the Schedule hereto, the principal amount of this Temporary Global Note shall be reduced for all purposes by the principal amount so paid and endorsed.

     All payments of any amounts payable and paid to the bearer of this Temporary Global Note shall be valid and, to the extent of the sums so paid, effectual to satisfy and discharge the liability for the moneys payable hereon, on the relevant definitive Notes and Coupons.



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4.   NOTICES

     For so long as the Notes are represented by this Temporary Global Note and this Temporary Global Note is held on behalf of Euroclear and/or Cedel Bank, notices to Noteholders may be given by delivery of the relevant notice to Euroclear and/or Cedel Bank (as the case may be) for communication to the relative Accountholders (as defined below) rather than by publication as required by Condition 10, provided that so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, notices shall also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

5.   ACCOUNTHOLDERS

     For so long as the Notes are represented by this Temporary Global Note and this Temporary Global Note is held on behalf of Euroclear and/or Cedel Bank, each person who is for the time being shown in the records of Euroclear or Cedel Bank as the holder of a particular principal mount of the Notes (each an "Accountholder") (in which regard any certificate or other document issued by Euroclear or Cedel Bank as to the principal amount of the Notes standing to the account of any person shall be conclusive and binding for all purposes) shall be treated as the holder of such principal amount of the Notes for all purposes (including for the purposes of any quorum requirements of, or the right to demand a poll at, meetings of the Noteholders) other than with respect to the payment of principal and interest on such Notes, the right to which shall be vested, as against Gillette, solely in the bearer of this Temporary Global Note in accordance with and subject to its terms. Each Accountholder must look solely to Euroclear or Cedel Bank, as the case may be, for its share of each payment made to the bearer of this Temporary Global Note.

6.   PRESCRIPTION

     Claims against Gillette m respect of principal and interest on the Notes represented by this Temporary Global Note will be void unless it is presented for payment within a period of 10 years (in the case of principal) and five years (in the case of interest) from the Relevant Date (as defined in Condition 13).

7.   AUTHENTICATION

     This Temporary Global Note shall not be or become valid or obligatory for any purpose unless and until authenticated by or on behalf of the Fiscal Agent.

8.   GOVERNING LAW

     This Temporary Global Note is governed by, and shall be construed in accordance with, the laws of the State of New York, United States of America (without reference to any conflict of law rules).

IN WITNESS whereof Gillette has caused this Temporary Global Note to be signed in its corporate name by a duly authorised officer.




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                                       34

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                                                     THE GILLETTE COMPANY

                                                     By: ......................
                                                             Duly authorised

                                                     Name:
                                                     Title:

Issued in London on November 14, 1997.

Certificate of authentication

This is the Temporary Global Note
described in the Agency Agreement.




 ...............................



Duly authorised
for and on behalf of
Morgan Guaranty Trust Company
  of New York, London office
as Fiscal Agent.
(without recourse, warranty or liability)

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 1650) AND 1287(a) OF THE INTERNAL REVENUE CODE.



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


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                                  THE SCHEDULE

                                     PART I

                         EXCHANGES FOR DEFINITIVE NOTES
                         AND PURCHASES AND CANCELLATIONS

The following exchanges of a part of this Temporary Global Note for definitive Notes and/or purchases and cancellations of a part of the aggregate principal amount of this Temporary Global Note have been made:

    Date         Part of the       Part of the      Remaining       Notation
     of           aggregate         aggregate       principal     made by or on
  exchange        principal         principal       amount of       behalf of
     or        amount of this       amount of         this             the
cancellation      Temporary      this Temporary     Temporary     Fiscal Agent
                 Global Note       Global Note     Global Note
                exchanged for     purchased and     following
                 definitive         cancelled       exchange
                    Notes                          or purchase
                                                       and
                                                   cancellation

                    U.S.$            U.S$            U.S$

------------      ---------      --------------     ---------     ------------

------------      ---------      --------------     ---------     ------------

------------      ---------      --------------     ---------     ------------

------------      ---------      --------------     ---------     ------------

------------      ---------      --------------     ---------     ------------

------------      ---------      --------------     ---------     ------------

------------      ---------      --------------     ---------     ------------

------------      ---------      --------------     ---------     ------------

------------      ---------      --------------     ---------     ------------

------------      ---------      --------------     ---------     ------------

------------      ---------      --------------     ---------     ------------

------------      ---------      --------------     ---------     ------------

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

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                                     PART II

                       PAYMENTS OF PRINCIPAL AND INTEREST

The following payments on this Temporary Global Note have been made:

   Date         Amount of         Amount of        Remaining        Notation
    of        interest paid    principal paid      principal         made by
   payment                                         amount of          or on
                                                     this         behalf of the
                                                   Temporary      Fiscal Agent
                                                   Global Note
                                                    following
                                                     payment

                   U.S.$             U.S.$              U.S.$

------------      ---------      --------------     ---------     ------------


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------------      ---------      --------------     ---------     ------------


------------      ---------      --------------     ---------     ------------


------------      ---------      --------------     ---------     ------------


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

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                                    EXHIBIT A

                         CERTIFICATE OF CLEARING SYSTEM

                              THE GILLETTE COMPANY

                                 US$300,000,000
                     6 PER CENT. NOTES DUE NOVEMBER 14, 2000

                               (the "Securities")

This is to certify that, based solely on certifications we have received m writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organisations") substantially to the effect set forth in the agency agreement (the "Agency Agreement"), as of the date hereof, U.S.$[ ] principal amount of the above-captioned Securities (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or Co) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and m either case (a) or Co), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise Gillette or Gillette's agent that it will comply with the requirements of
Section 1650)(3)(A), (B) or (c) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined m U.S. Treasury Regulations Section 1.1635(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended, then this is also to certify with respect to such principal amount of Securities set forth above that, except as set out below, we have received in writing, by tested telex or by electronic transmission, from our Member Organisations entitled to a portion of such principal amount, certifications with respect to such portion, substantially to the effect set out in the Agency Agreement.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Temporary Global Security excepted in such certifications and
(ii) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.




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


                                       38

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*Dated

                   [Morgan Guaranty Trust Company of New York,
                       Brussels office, as operator of the
                 Euroclear System] [Cedel Bank, societe anonyme]

                     By ...................................
                              Authorised Signatory






















------------------------------

* To be dated no earlier than the date to which this certification relates, namely (a) the payment date or (b) the date set for the exchange of the Temporary Global Note for the Definitive Notes.


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

                                       39

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                                    EXHIBIT B

                              THE GILLETTE COMPANY

                                U.S.$300,000,000
                     6 PER CENT. NOTES DUE NOVEMBER 14, 2000

              CERTIFICATE INCORPORATED BY REFERENCE TO CERTIFICATE
                               OF CLEARING SYSTEM

                               (the "Securities")

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States person(s)"), (ii) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined m u.s. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or Co) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise Gillette or Gillette's agent that it will comply with the requirements of
Section 165(j)(3)(A), (B) or (c) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.1635(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is further to certify that such financial institution has not acquired the Securities for the purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities axe of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended, (the "Act"), then this is also to certify that, except as set forth below (i) in the case of debt securities, the Securities are beneficially owned by (a) non-U.S. person(s) or
(b) U.S. person(s) who purchased the Securities in transactions which did not require registration under the Act; or (ii) in the case of equity securities, the Securities are owned by (x) non-U.S. person(s) (and such person(s) are not acquiring the Securities for the account or benefit of U.S. person(s)) or (y) U.S. person(s) who purchased the Securities in a transaction which did not require registration under the Act. If this certification is being delivered in connection with the exercise of warrants pursuant to Section 230.902(m) of Regulation S under the Act, then this is further to certify that, except as set forth below, the Securities are being exercised by and on behalf of non-U.S. person(s). As used in this paragraph the term "U.S. person" has the meaning given to it by Regulation S under the Act.

As used herein, "United States" means the United States of America .(including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account m accordance with your operating



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

                                       40

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procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to U.S.$[ ] of such interest in the above Securities IN respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

* Dated

         By ......................

         [Name of person giving certification]
         (As, or as agent for, the beneficial
         owner(s) of the Securities
         to which this certification relates)
















----------------------------------

* To be dated no earlier than the fifteenth day before the date to which this certification relates, namely (a) the payment dale or (b) the date set for the exchange of the Temporary Global Note for the definitive Notes.


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

                                       41

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                                   SCHEDULE 3

                     PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1. As used in this schedule the following expressions shall have the following meanings unless the context otherwise requires:

     (a) "Voting Certificate" shall mean an English language certificate issued by a Paying Agent and dated in which it is stated:

          (i) that on the date of the Voting Certificate Notes (not being Notes in respect of which a Block Voting Instruction has been issued and is outstanding in respect of the meeting specified in the Voting Certificate and any adjourned meeting) were deposited with the Paying Agent or (to the satisfaction of the Paying Agent) were held to its order or under its control and that the Notes will not cease to be so deposited or held until the first to occur of:

               (A) the conclusion of the meeting specified in the Voting Certificate or, if applicable, any adjourned meeting; and

               (B) the surrender of the Voting Certificate to the Paying Agent who issued the same; and

          (ii) that the bearer of the Voting Certificate is entitled to attend and vote at the meeting and any adjourned meeting in respect of the Notes represented by the Voting Certificate;

     (b) "Block Voting Instruction" shall mean an English language document issued by a Paying Agent and dated in which:

          (i) it is certified that Notes (not being Notes in respect of which a Voting Certificate has been issued and is outstanding in respect of the meeting specified in the Block Voting Instruction and any adjourned meeting) have been deposited with the Paying Agent or (to the satisfaction of the Paying Agent) were held to its order or under its control and that the Notes will not cease to be so deposited or held until the first to occur of:

               (A) the conclusion of the meeting specified in the document or, if applicable, any adjourned meeting; and

               (B) the surrender to the Paying Agent not less than 48 hours before the time for which the meeting or any adjourned meeting is convened of the receipt issued by the Paying Agent in respect of each deposited Notes which is to be released or (as the case may require) the Notes ceasing with the agreement of the Paying Agent to be held to its order or under its control and the giving of notice by the Paying Agent to Gillette under paragraph 17 of the necessary amendment to the Block Voting Instruction;




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

                                       42

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               (ii) it is certified that each holder of the Notes has
                    instruction the Paying Agent that the vote(s) attributable to the Notes so deposited or held should be cast m a particular way in relation to the resolution to be put to the meeting or any adjourned meeting and that all the instructions are, during the period commencing 48 hours before the time for which the meeting or any adjourned meeting is convened and ending at the conclusion or adjournment, neither revocable nor capable of amendment;

               (iii) the total number, total principal amount and the serial numbers (if available) of the Notes so deposited or held are listed distinguishing, with regard to each resolution, between those m respect of which instructions have been correctly given that the attributable votes should be cast in favour of the resolution and those in respect of which instructions have been so given that the attributable votes should be cast against the resolution; and

               (iv) one or more persons named in the Block Voting Instruction (a
                    "proxy") is or are authorised and instructed by the Paying Agent to cast the votes attributable to the Notes so listed in accordance with the instructions referred to in subparagraph (iii) as set out in the Block Voting Instruction.

     The holder of any Voting Certificate or the proxies named in any Block Voting Instruction shall for all purposes in connection with the relevant meeting or adjourned meeting of Noteholders be deemed to be the holder of the Notes to which the Voting Certificate or Block Voting Instruction relates and the Paying Agent with which the Notes have been deposited or the person holding the same to the order or under the control of the Paying Agent shall be deemed for such purpose not to be the holder of those Notes.

2. Gillette may at any time and shall upon a requisition in writing signed by the holders of not less than one-tenth in principal amount of the Notes for the time being outstanding convene a meeting of the Noteholders and if Gillette makes default for a period of seven days in convening a meeting the same may be convened by the requisitionists. Every meeting shall be held at such place as the Fiscal Agent may approve.

3. At least 21 days' notice (exclusive of the day on which the notice is given and the day on which the meeting is held) specifying the place, day and hour of meeting shall be given to the Noteholders before any meeting of the Noteholders m the manner provided by Condition 10. The notice shall state generally the nature of the business to be transacted at the meeting. Such notice shall include a statement to the effect that Notes my be deposited with Paying Agents for the purpose of obtaining Voting Certificates or appointing proxies. A copy of the notice shall be sent by post to Gillette (unless the meeting is convened by Gillette).

4. Some person (who may but need not be a Noteholder) nominated in writing by Gillette shall be entitled to take the chair at every meeting but if no nomination is made or if at any meeting the person nominated shall not be present within fifteen minutes afar the time appointed for holding the meeting the Noteholders present shall choose one of their number to be Chairman.

5. At any meeting persons present holding Notes or Voting Certificates or being proxies and holding or representing m the aggregate at least 25 per cent. of the principal amount of the Notes for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the passing of an Ordinary Resolution and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the .requisite quorum be present at the commencement of business. The quorum at any meeting for passing AN Extraordinary Resolution



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

                                       43

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     shall be persons present holding Notes or Voting Certificates or being proxies and holding or representing in the aggregate not less than 50 per cent. of the principal amount of the Notes for the time being outstanding; without limiting the provisions of paragraph 18, the following matters shall only be capable of being effected after having been approved by Extraordinary Resolution:

     (a) waiver of a default in the payment of the principal of, or interest on, any Note or change of the stated maturity of the principal of or payment date of interest on any Note;

     (b)  reduction of the principal amount of or interest on any Note;

     (c)  change of the obligation of Gillette to pay Additional Amounts;

     (d)  change the currency of payment of principal or interest on any Note;

     (e) impair the right to institute suit for the enforcement of any such payment on or with respect to any Note;

     (f)  modify the obligation to maintain an office or agency in Europe;

     (g) reduce the above-stated percentage of holders of the Notes necessary to amend or modify the Fiscal Agency Agreement or the terms and conditions of the Notes or the coupons or reduce the percentage of votes required for the adoption of a resolution (including an Extraordinary Resolution) or the quorum required at any meeting of holders of the Notes at which a resolution is to be adopted;

     (h) the sanctioning of any scheme or proposal as is described in paragraph 18(f); and

     (i) reduce the stated percentage of outstanding Notes necessary pursuant to the conditions to waive any future compliance or past default.

          and all other matters shall be effected after being approved by. Ordinary Resolution.

6. If within fifteen minutes alter the time appointed for any meeting a quorum is not present the meeting shall if convened upon the requisition of Noteholders be dissolved. IN any other case it --- shall stand adjourned to the same day in the next week (or if the day is a public holiday the next succeeding business day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall stand adjourned for the period being not less than 14 days nor more than 42 days, and at such place as may be appointed by the Chairman and approved by the Fiscal Agent) and at the adjourned meeting persons present holding Notes or Voting Certificates or being proxies whatever the principal amount of the Notes so held or represented by them shall (subject as provided below) form a quorum and have power to pass any resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present, provided that at any adjourned meeting the business of which includes the passing of an Extraordinary Resolution, the quorum shall be persons present holding Notes or Voting Certificates or being proxies and holding or representing in the aggregate not less than one-third of the principal amount of the Notes for the time being outstanding.

7. Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if l0 were substituted for 21 in paragraph 3 and the notice shall (except in cases where the proviso to paragraph 6 shall apply



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

                                       44

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     when it shall state the relevant quorum) state that the persons present holding Notes or Voting Certificates or being proxies at the adjourned meeting whatever the principal amount of the Notes held or represented by them will form a quorum. Subject as provided above it shall not be necessary to give any notice of an adjourned meeting.

8. Every question submitted to a meeting shall be decided by a simple majority vote which shall be taken in the first instance by a show of hands or if (before or on the declaration of the result of the show of hands) a poll is demanded by the Chairman or Gillette or by one or more persons present holding Notes or Voting Certificates or being proxies and holding or representing in the aggregate not less than one-fiftieth part of the principal amount of the Notes then outstanding then by a poll. In case of equality of votes the Chairman shall both on a show of hands and on a poll have a casting vote in addition to any votes to which he may be entitled as a Noteholder or as a holder of a Voting Certificate or as a proxy.

9. At any meeting a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution unless a poll is demanded in accordance with paragraph 8.

10. Subject to paragraph 12, if at any meeting a poll is demanded it shall be taken in such manner and, subject as provided below, either at once or after an adjournment, as the Chairman may direct and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

11. The Chairman may with the consent of (and shall if directed by) any meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

12. Any poll demanded at any meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13. Any director or officer of Gillette and its lawyers and financial advisers may attend and speak at any meeting. Save as provided above no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of the Noteholders .or join with others in requesting the convening of a meeting unless he either produces the Notes of which he is the holder or a Voting Certificate or is a proxy. Neither Gillette nor any of its subsidiaries shall be entitled to vote at any meeting in respect of Notes held by it for the benefit of any such company. Nothing contained in this Agreement shall prevent any of the proxies named in any Block Voting Instruction from being a director, officer of or otherwise connected with Gillette.

14.  Subject as provided in paragraph 13 at any meeting:

     (a) on a show of hands every person who is present in person and produces a Note or Voting Certificate or is a proxy shall have one vote; and

     (b) on a poll every person who is so present shall have one vote in respect of each US.S1,000 in principal amount of the Notes so produced or represented by the Voting Certificate so produced or in respect of which he is a proxy or in respect of which he is the Noteholder.



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
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     Without prejudice to the obligations of the proxies named in any Block
     Voting Instruction any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled m the same way.

15. The proxies named in any Block Voting Instruction or form of proxy need not be Noteholders.

16. Each Block Voting Instruction together (if so requested by Gillette) with reasonable proof satisfactory to Gillette of its due execution on behalf of the relevant Paying Agent shall be deposited at such place as the Fiscal Agent shall approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the Block Voting Instruction propose to vote and m default the Block Voting Instruction shall not be treated as valid unless the Chairman of the meeting decides otherwise before the meeting or adjourned meeting proceeds to business. A notarially certified copy of each Block Voting Instruction shall (if so requested by Gillette) be deposited with the Fiscal Agent before the commencement of the meeting or adjourned meeting but the Fiscal Agent shall not be obliged to investigate or be concerned with the validity of or the authority of the proxies named in any Block Voting Instruction.

17. Any vote given in accordance with the terms of a Block Voting Instruction shall be valid notwithstanding the previous revocation or amendment of the Block Voting Instruction or of any of the Noteholders' instructions pursuant to which it was executed, provided that no intimation in writing of the revocation or amendment shall have been received from the relevant Paying Agent by Gillette at its registered office (or such other place as may have been approved by the Fiscal Agent for the purpose) by the time being 24 hours before the time appointed for holding the meeting or adjourned meeting at which the Block Voting Instruction is to be used.

18. A meeting of the Noteholders shall in addition to the powers provided above have the following powers exercisable by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraphs 5 and 6) only namely:

     (a) power to sanction any compromise or arrangement proposed to be made between Gillette and the Noteholders and Couponholders or any of them;

     (b) power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Noteholders and Couponholders against Gillette or against any of its property whether the rights shall arise hereunder or otherwise;

     (c) power to give any authority or sanction which under the Notes or hereunder is required to be given by Extraordinary Resolution;

     (d) power to appoint any persons (whether Noteholders or not) as a committee to represent the interests of the Noteholders and to confer upon the committee any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution; and

     (e) power to sanction any scheme or proposal for the exchange or sale of the Notes for or the conversion of the Notes into or the cancellation of the Notes m consideration of shares, stock, Notes, Notes, debentures, debenture stock and/or other obligations and/or securities of Gillette or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of the shares, stock, Notes, Notes,




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          debentures, debenture stock and/or other obligations and/or securities as provided above and partly for or into or in consideration of cash.

19. Any business which is to be approved by an Ordinary Resolution may also be approved by the written consent of at least 25 per cent. in aggregate principal mount of the Notes at the time outstanding and any business which is to be approved by an Extraordinary Resolution may also be approved by the written consent of at least 75 per cent. m aggregate principal mount of the Notes at the time outstanding and, m each case, shall be deemed for all purposes to have been approved by the requisite resolution passed at a meeting of the Noteholders duly convened and held hereunder.

20. Any resolution passed at a meeting of the Noteholders duly convened and held hereunder shall be binding upon all the Noteholders whether present or not present at the meeting and whether or not voting and upon all Couponholders and each of them shall be bound to give effect to the resolution accordingly and the passing of any resolution shall be conclusive evidence that the circumstances justify the passing of the resolution. Notice of any resolution duly passed by the Noteholders shall be published under Condition 10 by Gillette within 14 days of the passing of the resolution, provided that the non-publication of the notice shall not invalidate the resolution.

21. The expression "Ordinary Resolution" when used in this Schedule and in the Conditions means a resolution passed at a meeting of the Noteholders duly convened and held in accordance with the provisions contained in this Agreement by a majority consisting of more than half of the persons voting thereat upon a show of hands or if a poll shall be duly demanded then by a majority consisting of more than half of the votes given on the poll, and the expression "Extraordinary Resolution" when used in this Schedule and m the Conditions means a resolution passed at a meeting of the Noteholders duly convened and held in accordance with the provisions contained in this Agreement by a majority consisting of not less than three-fourths of the persons voting thereat upon a show of hands or if a poll shall be duly demanded then by a majority consisting of not less than three-fourths of the votes given on the poll.

22. Minutes of all resolutions and prigs at every meeting shall be made and duly entered in books to be from time to time provided for that purpose by Gillette and any Minutes purporting to be signed by the Chairman of the meeting at which the resolutions were passed or proceedings had shall be conclusive evidence of the matters contained in the Minutes and until the contrary is proved every meeting in respect of the proceedings of which Minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings had to have been duly passed or had.




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